SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                    Proxy statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check to appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the commission Only
    (as Permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       International Smart Sourcing, Inc.
                         (Formerly ChinaB2Bsourcing.com)

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

1)       Title of each class of securities to which transaction applies:
2)       Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)       Proposed maximum aggregate value of transaction:
5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

2)       Form, Schedule or Registration Statement No.:

3)       Filing Party:

4)       Date Filed:

                       INTERNATIONAL SMART SOURCING, INC.
                      (FORMERLY CHINAB2BSOURCING.COM, INC.)
                              320 Broad Hollow Road
                              Farmingdale, NY 11735

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON June 4, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of International Smart Sourcing, Inc. (Formerly ChinaB2Bsourcing.com, Inc.) (the "Company") will be held on June 4, 2002 at 9:00 a.m. New York time at Koerner Silberberg & Weiner LLP 112 Madison Avenue, 3rd Floor, New York, New York, for the following purposes:

1. To elect five directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2. To consider and act upon a proposal to approve an amendment to the Company's 1998 Stock Option and Grant Plant (the "Grant Plan") to increase the total number of shares of common stock, par value $.001 per share, of the Company (the "Common Stock") that may be issued under the Grant Plan from 800,000 to 1,000,000.

3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on April 19, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                              By Order of the Board of Directors

                                                                   Harry Goodman
                                                                       Secretary

Farmingdale, New York
April 26, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       INTERNATIONAL SMART SOURCING, INC.
                      (FORMERLY CHINAB2BSOURCING.COM, INC.)

                              320 Broad Hollow Road
                              Farmingdale, NY 11735

                                 PROXY STATEMENT

                     FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON June 4, 2002

April 26, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Smart Sourcing, Inc. (Formerly ChinaB2Bsourcing.com, Inc. (the "Company")for use at the 2002 Annual Meeting of Stockholders of the Company to be held on June 4, 2002, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of five directors of the Company, to consider and act upon a proposal to approve an amendment to the Company's 1998 Stock Option and Grant Plan, and to act upon any other matters properly brought before them.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 1, 2002. The Board of Directors has fixed the close of business on April 19, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the amendment to of Incorporation. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval of the proposal to amend the Certificate of Incorporation, and will therefore have the effect of votes "against" such proposals. Broker non-votes will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the amendment to the Certificate of Incorporation and will therefore not have the effect of votes either "for" or "against" such proposals. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Stockholders of the Company are requested to complete, sign, date, and promptly return the accompanying Proxy Card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees for director of the Company named in this Proxy Statement and FOR the proposals to approve the amendment to the Certificate of Incorporation. It is not anticipated that any matters other than the election of directors and the amendment to the Certificate of Incorporation will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not such stockholder has previously given a proxy, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The Company's 2001 Annual Report, including audited financial statements for the fiscal year ended December 28, 2001 ("Fiscal 2001"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

                        PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six members. At the Annual Meeting, five directors will be elected to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Andrew Franzone, David Kassel, Harry Goodman, Carl Seldin Koerner and Mitchell Solomon (each a "Nominee") to serve as directors. Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a Nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's By-laws (the "By-laws"). See "Other Matters-Stockholder Proposals" for a summary of these requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
                                         ---

Information Regarding the Directors/Nominees

The names, ages, and a description of the business experience, principal occupation and past employment during the last five years of each of the Nominees are set forth below.

Name                               Age               Position

David L. Kassel (2)                66     Chairman of the Board of Directors and
Chief Executive Officer
Andrew Franzone                    64     President of EHC, Director
Harry Goodman                      75     Vice President and Secretary, Director
Carl Seldin Koerner (1)(2)         52     Director
Mitchell Solomon (1)(2)            42     Director

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

David L. Kassel founded Electronic Hardware Corp., a wholly owned subsidiary of the Company ("EHC")in 1970. Mr. Kassel has served as Chairman of EHC since 1975 and President of Compact Disc Packaging Corp., a wholly owned subsidiary of the Company ("CDP") since 1995. In 2002, Mr. Kassel became the Chief Executive Officer of the Company. From 1983 until 1995, he was Chairman of the Board of Directors of American Safety Closure Corp., a company engaged in the manufacturing of bottle caps. Mr. Kassel has been the Chairman and principal stockholder of Allen Field Company, Inc.("AFC")since 1984. Mr. Kassel has been the Chairman of Memory Protection Devices, Inc., a company engaged in the manufacturing of devices for the protection of computer memory, since 1987. Mr. Kassel has been a partner in K&G Realty Associates, a privately held real estate company, since 1978.

Andrew Franzone is currently President of EHC. Mr. Franzone also served as President and Chief Executive Officer of the Company from 1987 through May 2001. Mr. Franzone served as President of AFC from 1984 until 2001. Mr. Franzone served as Chairman of the Board of Directors and President of Ackerman Bodnar Corp., a manufacturer of interior aircraft lighting, from 1974 through 1983.

Harry Goodman served as Vice President of EHC since 1986. Mr. Goodman served as President of EHC from 1976 to 1986 and began working as an officer of EHC in 1970. Mr. Goodman has been a partner at K&G Realty Associates since 1978. Mr. Goodman has served as an officer of AFC since 1984. Mr. Goodman has served as an officer of Memory Protection Devices, Inc. since 1987.

Carl Seldin Koerner joined the Company in 1998 as a director. Mr. Koerner has been a practicing attorney since 1976 and is a managing partner in the law firm of Koerner Silberberg & Weiner, LLP. Mr. Koerner established Koerner Silberberg & Weiner, LLP, in 1986 and has served as counsel to the Company since 1976. Mr. Koerner has served as a principal of Koerner Kronenfeld Partners, LLC, a production company, since 1996 and has served on the board of directors of ASI Solutions Incorporated (NASDAQ: ASIS), a human resources outsourcing firm from 1997 until 2001 when it merged with AON.

Mitchell Solomon joined the Company in 1998 as a director. Mr. Solomon has served as President and director of Eby Electro Inc., a privately held corporation, since 1993 and serves as President and director of Aspro Technology Inc. and ECAM Technology Inc., both privately held corporations.


Board Committees

The Board of Directors of the Company has established a compensation committee (the "Compensation Committee") and an audit committee (the "Audit Committee"). The Compensation Committee, which consists of David L. Kassel and two non-employee directors, Carl Seldin Koerner and Mitchell Solomon, determines the salaries and bonuses of the Company's executive officers. The Compensation Committee also administers the Company's 1998 Stock Option and Grant Plan. Mr. Koerner and Mr. Solomon also serve as members of the Audit Committee. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company.

Meetings of the Board

During Fiscal 2001, the Board of Directors met four times. During Fiscal 2001, each director, except Bao-Wen Chen, attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

Compensation of Directors

Directors of the Company who are also employees receive no additional compensation for their service as directors. Non employee Directors of the Company receive a fee of $ 300 a month for serving on the Board of Directors and reimbursement of reasonable expenses incurred in attending meetings.

Information Regarding Executive Officers

The names, ages and positions of each of the executive officers of the Company, as well as a description of their business experience and past employment, are as set forth below:

Name                        Age           Position
David L. Kassel             66            Chairman of the Board of Directors
                                          and Chief Executive Officer
David Hale                  56            President and Chief Operating Officer
Andrew Franzone             64            President of EHC, Director
Harry Goodman               75            Vice President and Secretary, Director
Arthur Myers                48            Chief Financial Officer


For biographical information regarding Messrs. Franzone, Kassel, and Goodman, see "-Information Regarding the Directors/Nominees."

David Hale commenced his position as President and Chief Operating Officer in April 2002. Mr. Hale commenced employment at the Company in October 1999 as Director of Operations and became Chief Operating Officer in May 2001. Prior to his Employment at the Company, Hale was a two star major general in the United States Army serving as the senior U.S. officer in NATO's Allied Land Forces, Southeastern Europe command. Hale also served as deputy inspector general at the Pentagon until his retirement in 1998. Hale was the recipient of a Purple Heart and a Silver Star in Vietnam. Subsequent to his retirement, in 1999 General Hale entered a plea of guilty to seven counts of "conduct unbecoming an officer and a gentleman" and one count of making a false official statement for which he received a reprimand and a $22,000 fine.

Arthur Myers commenced his position as Chief Financial Officer of the Company in May 2001 and commenced employment at the Company in January 2001 as Vice President of Finance. Prior to his employment at the Company, Myers served as Vice President of Finance for Orion Telecommuncations Corp from 1999 to 2001. Myers also served as Vice President of Finance and Administration and Treasurer for Quintel Communications, Inc. & Subsidiaries from 1997 to 1999 and served as Comptroller for Sam Ash Music Corp. from 1995 to 1997.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Company's management has primary responsibility for preparing the Company's financial statements. The Audit Committee met a total of four times during the fiscal year ended December 28, 2001.

         In this regard, the Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2.    The  Audit   Committee   has  discussed   with  the   independent
               accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

         3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 28, 2001, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.


                                                 Audit Committee

                                                 Carl Koerner
                                                 Mitchell Solomon

Audit Firm Fee Summary

During Fiscal 2001, the Company retained Feldman, Sherb & Co., P.C. to provide services in the following categories and amounts:

Audit Fees

Feldman, Sherb & Co., P.C. billed the Company an aggregate of approximately $56,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and financial statements included in each of the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended December 28, 2001.


Financial Information Systems Design and Implementation Fees

The Company did not engage Feldman, Sherb & Co., P.C. for professional services relating to financial information systems design and implementation for the fiscal year ended December 28, 2001.

All Other Fees

The Company did not engage Feldman, Sherb & Co., P.C. for professional services related to tax compliance and consulting services for the fiscal year ended December 28, 2001.

Executive Compensation

Summary Compensation Table. The following table sets forth cash compensation paid or accrued during the indicated periods by the Company's Chief Executive Officer and the Company's other executive officers whose total salary and bonus exceeded $100,000 during Fiscal 2001 (collectively, the "Named Executive Officers"). No other officers received compensation in excess of $ 100,000 in 2001.

Summary Compensation Table

Summary Compensation Table
                                                               Long Term
                                        Annual Compensation    Compensation
                                                                 Awards
                              --------------------------------  -------- ---------
                              Fiscal       Salary     Bonus      Options     All Other
                               Year          $          $          #        Compensation
                              -----------------------------------------------------

David Kassel                    2001       104,104      --        --            7,800
 Chairman of the Board          2000        50,322(2)   --        --            7,800
 and Chief Executive Officer    1999       101,152      --        --            7,800

Andrew Franzone                 2001       138,329      --        --            7,800
 President of EHC               2000       138,909      --        --            7,800
                                1999       155,507      --        --            7,800

Harry Goodman                   2001       104,776      --        --            7,800
  Executive Vice President      2000        50,190(2)   --        --            7,800
  and Secretary                 1999       100,000      --        --            7,800

Arthur Myers                    2001       109,071      --       2,500             --


Chief Financial Officer

(1) Includes $ 150,000 in consideration for consulting services provided by Mr. Kassel to the Company. (2) These Officers agreed to accept the amounts indicated as payment in full for the fiscal year 2000 and agreed to waive any contrary provisions in their respective employment agreements.


Option Grants. The following table sets forth the option grants made during Fiscal 2001 to the Named Executive Officers.

Option Grants in Fiscal 2001

                                Individual Grants

                   -------------------------------------------------------------
                     Number of       Percent of
                     Securities     Total Options
                     Underlying      Granted to       Exercise or
                      Options       Employees in      Base Price      Expiration
                    Granted (1)      Fiscal Year       ($/Share)         Date
                   --------------- ---------------- ---------------- -----------

David Kassel             --              --               --              --
Andrew Franzone          --              --               --              --
Harry Goodman            --              --               --              --
Steven Sgammato        10,000           15.00            2.50         01/02/2006
Carl S. Koerner         5,000            7.50            2.50         01/02/2006
Bao-Wen Chen             --              --               --              --
Mitchell Solomon        5,000            7.50            2.50         01/02/2006
Arthur Myers            2,500            3.73            2.50         01/02/2006
David Hale              5,000            7.50            2.50         01/02/2006


(1) These options are fully exercisable after two years from the date of the grant.

Year-End Option Holdings. The following table sets forth the value of options held at the end of Fiscal 2001 by the Named Executive Officers. None of the Named Executive Officers exercised any options during Fiscal 2001.


Fiscal 2001 Year-End Option Values

                        Number of Securities
                       Underlying Unexercised           Value of Unexercised
                         Options at Fiscal              In-the-Money Options
                            Year-End (#)                At Fiscal Year-End ($)
                     Exercisable/Unexercisable     Exercisable/Unexercisable (1)

David Kassel                 --                          --
Andrew Franzone              --                          --
Harry Goodman                --                          --
Mitchell Solomon              0 /   5,000              $ 0      / $12,500
Bao-Wen Chen             75,000 / 200,000               $0      / $0
Carl S. Koerner          15,000 /   5,000               $60,000 / $12,500
Steven Sgammato          20,000 /  20,000               $80,000 / $25,000
Arthur Myers                  0 /   2,500               $0      / $ 6,250
David Hale                    0 /   7,000               $0      / $12,500

(1) Based on $4.00 per share, the price of the last reported trade of the Common Stock on the Nasdaq Bulletin Board Market on December 28, 2001.

Employment Agreements

The Company entered into executive employment agreements as of March 15, 1998 with Andrew Franzone, David Kassel and Harry Goodman each an "Executive". The term of each of the employment agreements ends March 2, 2008 (the "Term"). The annual base salaries of Messrs. Franzone, Kassel and Goodman under their employment agreements are $ 125,000, $ 100,000 and $ 100,000, respectively, with annual salary adjustments equal to the greater of 5 % or the increase in the Consumer Price Index. Each Executive is entitled to fringe benefits and an annual bonus to be determined by the Compensation Committee of the Board of Directors. Each Executive can be terminated for cause (as defined in the employment agreements) with all future compensation ceasing. If the Executive dies during the Term or is unable to competently and continuously perform the duties assigned to him because of ill health or other disability (as defined in the employment agreements), the Executive or the Executive's estate or beneficiaries shall be entitled to full compensation for three years following the date thereof. If the executive is terminated without cause, the executive shall be entitled to full compensation for the remainder of the Term. If the Executive resigns, his compensation ceases as of the date of his resignation. During the period of employment and for two years thereafter the Executives are prohibited from competing with the Company; provided, however, that the Executives may provide services to other noncompeting business. In order for a restrictive covenant to be enforceable under applicable state law, the covenant must be limited in terms of scope and duration. While the Company believes that the covenants in the employment contracts are enforceable, there can be no assurance that a court will declare them enforceable under particular circumstances.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interest of Counsel

Koerner Silberberg & Weiner, LLP has been general counsel to the Company since 1986. The Company believes that the fees paid to Koerner Silberberg & Weiner, LLP are comparable to those fees that would have been paid to an unrelated third party law firm.


Leases

EHC lease its facility in Farmingdale, New York from K & G Realty Associates ("K & G"), a partnership owned by David L. Kassel and Harry Goodman, both officers and directors of the Company. The lease agreement has been extended until December 31, 2005. The annual rent is currently approximately $ 161,000, with increases equal to the greater of the increase in the Consumer Price Index or 5 %. Pursuant to a rider of the lease agreement dated as of March 1, 1998, EHC shall pay as an additional rent, any and all real property taxes for the demised premises in excess of $ 26,000 per annum. In 2001, the taxes were approximately $35,000. The mortgage agreement between Long Island Commercial Bank and K & G dated November 28, 1995, is a 15 year self liquidating adjustable mortgage currently bearing 9.5 % interest in the original principal amount of $ 610,000, which as of December 28, 2001 is approximately $453,000. The mortgage is guaranteed by EHC. By agreement dated November 28, 1995, K & G has assigned all rents due from EHC to the Long Island Commercial Bank. The Company believes that the terms and consideration of this lease are no less favorable to the Company than a lease from a third party.


Officer Loans

Messrs. Kassel and Goodman advanced or arranged for the advance of funds to the Company for working capital. The loans advanced of arranged for by Mr. Kassel are represented by the following three notes (i) a demand negotiable promissory note, dated August 1, 1996, from EHC in favor of Kassel MGT Defined Benefit Plan for the principal amount of $219,483, bearing interest at a rate of 10 % per annum, payable in 60 monthly installments of approximately $4,663 per month, which ended in July 2001 and (ii) a demand negotiable promissory note, dated May 31, 2000, from the Company, in favor of David Kassel for the principal amount of



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

$50,000, bearing interest at 10% per annum and (iii) a demand negotiable promissory note dated August 17, 2000 from the Company, in favor of David Kassel for the principal amount of $50,000, bearing interest at 10% per annum.

The loans advanced by Mr. Goodman are  represented by the following  three notes
(i) a demand negotiable promissory note, dated August 1, 1996 from EHC in favor of Mr. Goodman, for the principal amount of $175,000 bearing interest at a rate of 10% per annum and payable in 60 monthly installments of approximately $3,719 which ended July 2001, and (ii) a demand negotiable promissory note, dated May 31, 2000, from the Company, in favor of Mr. Goodman for the principal amount of $50,000, bearing interest at 10% per annum and (iii) a demand negotiable promissory note dated August 10, 2000 from the Company, in favor of Harry Goodman for the principal amount of $50,000, bearing interest at 10% per annum.


Affiliated Transactions

EHC and AFC have entered into an engineering consulting and services agreement on a fee for service basis. Under such agreement, (a) EHC will have the exclusive right to manufacture or contract for the manufacturing of certain AFC products on a time and materials basis and (b) EHC will not develop products in the following lines other than for AFC: (i) point of sale display items; and
(ii) cabinet and furniture plastic hardware. The Company believes the terms and consideration of this agreement are no less favorable to the Company than agreements with similar unrelated third party companies. The President of AFC, Andrew Franzone Jr., is the son of the President of EHC. AFC is owned by three officer/stockholders of the Company.

The Company recorded sales during the years ended December 28, 2001 and December 29, 2000 of $682,000 and $809,000, respectively to AFC. Gross Profit on such sales was approximately $257,000 and $235,000 for the years ended December 28, 2001 and December 29, 2000, respectively. Accounts receivable from AFC were $32,144 at December 28, 2001. On or about September 1, 1999 the Company converted the outstanding accounts receivable ($253,150) from AFC into a term loan with payments of $5,132.97 per month including principal and interest for 5 years starting January 1, 2000. The balance of the note receivable on December 28, 2001 was $155,693.




                      SECURITY OWNERSHIP OF MANAGEMENT AND

                            CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 28, 2001 (except as otherwise indicated) certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii) each director and Nominee and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject, to community property laws, where applicable.

                                 Number of Shares               Percentage of
  Name of Beneficial Owner      Beneficially Owned (1)        Common Stock Owned
                                ----------------------        ------------------
  David Kassel                         840,000                       22.3
  Andrew Franzone                      450,000 (1)                   12.0
  Harry Goodman                        420,000 (1)                   11.2
  Steven Sgammato                       10,000 (2)                     .2
  Bao-Wen Chen                         175,000                        4.7
  All directors and
  executives as a group              1,895,000                       50.4



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

 (1) Includes 100,000 shares owned by wife, of which beneficial ownership is disclaimed.

 (2) Includes 10,000 shares owned by wife, of which beneficial ownership is disclaimed.



                     PROPOSAL 2: APPROVAL OF AN AMENDMENT
                TO THE COMPANY'S 1998 STOCK OPTION AND GRANT PLAN

Introduction

The Board of Directors has adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Grant Plan (the "Plan Amendment") pursuant to which the number of shares of Common Stock reserved for issuance under the Grant Plan will be increased from 800,000 to 1,000,000.

The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating key personnel and that such retention and motivation can be achieved in part through the grant of stock options. The Board of Directors also believes that stock options can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will ensure a closer identification of the interests of the participants in the Grant Plan with those of the Company, thereby stimulating the efforts of such participants to promote the Company's future success and strengthen their desire to remain with the Company. The Board of Directors believes that the proposed increase in the number of shares issuable under the Grant Plan will help the Company accomplish these goals and will keep the Company's equity incentive compensation in line with that of its competitors.

As of the date of this Proxy Statement, options to purchase 476,500 shares of Common Stock currently reserved for issuance under the Grant Plan have been granted.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE GRANT PLAN.

Summary of the Grant Plan

The following description of certain features of the Grant Plan is intended to be a summary only and does not describe every provision of the Grant Plan.

The Stock Option and Grant Plan (the "Grant Plan") was adopted by the Company's Board of Directors as of March 17, 1998 and approved by its stockholders as of March 17, 1998. Officers, directors, employees, consultants, and key persons of the Company are eligible to participate in the Grant Plan. The Grant Plan is designed to provide employees and such other individuals with a performance incentive, a direct stake in the Company's future welfare and an incentive to remain with the Company. The Company believes that the Grant Plan will encourage qualified persons to seek employment with the Company.

The Grant Plan currently provides for grants of an aggregate of 800,000 shares of Common Stock or options to purchase shares of Common Stock intended to qualify as incentive stock options ("Incentive Options"), under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") as well as options that do not so qualify ("Non-Qualified Options"). The Incentive Options shall be granted only to employees or employee-directors of the Company. Such Incentive Options shall be exercisable for shares of Common Stock at an exercise price no less than the fair market value of the share of Common Stock on the date of grant and are not exercisable after the tenth anniversary of the date of grant. Notwithstanding the foregoing, pursuant to Section 422 of the Code, optionees who beneficially own in excess of 10% of the Company's voting stock are not entitled to receive Incentive Options unless the exercise price of such options is no less that 110% of the fair market value of the Common Stock on the date of grant and such options are not exercisable more than five years from the date of grant. Additionally, to the extent that the aggregate fair market value of the Common Stock with respect to which the Incentive Options are exercisable for the first time during any calendar year exceeds $100,000, the options attributable to the excess over $100,000 shall be treated as Non-Qualified Options under the Code. Non-Qualified Options shall be exercisable for shares of Common Stock at an exercise price of no less than 85% of the fair market value of the Common Stock on the date of grant and are not exercisable after the tenth anniversary of the date of grant.

The Grant Plan provides that it will be administered by the Compensation Committee. The Compensation Committee determines which officers, directors, employees, consultants and key persons shall receive shares or options, whether the individual shall receive shares or options and if options, the terms and conditions of the options, including the exercise price of each option, the term of each option, the number of shares of Common Stock to be covered by each option and any performance objectives or vesting standards applicable to each option. Subject to the requirements of the Code, the Compensation Committee will also designate whether the options granted shall be Incentive Options or Non-Qualified Options.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports provided to the Company and written representations that no other reports were required during, or with respect to, Fiscal 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied.

Independent Public Accountants

The accounting firm of Feldman, Sherb & Co. P.C. served as the Company's independent public accountants during Fiscal years 2000 and 2001, is expected to continue to do so for fiscal year 2002. A representative of Feldman, Sherb & Co. P.C. is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he desires and will be available to respond to appropriate questions.


Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of Common Stock.

Stockholder Proposals

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before January 12, 2003 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2003 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than sixty (60) days prior to the date of such meeting, nor prior to ninety (90) days prior to the date of such meeting, together with all supporting documentation required by the By-laws; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of such meeting is given or made to stockholders, stockholder proposals must be received, together with all required supporting documentation, not later than the close of business on the tenth day following the date on which such notice or public disclosure of the date of the annual meeting is first made.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement, which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 28, 2001 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11,2002, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE
WRITTEN REQUEST OF ANY SUCH PERSON TO ARTHUR MYERS, CHIEF FINANCIAL OFFICER, INTERNATIONAL SMART SOURCING, INC., 320 BROAD HOLLOW ROAD, FARMINGDALE, NEW YORK 11735.


                       International Smart Sourcing, Inc.
                              320 Broad Hollow Road
                           Farmingdale, New York 11735

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David Hale and Arthur Myers, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of International Smart Sourcing, Inc. (the "Company"), to be held at Koerner Silberberg & Weiner LLP, 112 Madison Avenue, 3rd Floor, New York, New York on June 4, 2002 at 9:00 a.m., New York time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 2001 Annual Report to Stockholders.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO THE PROPOSALS BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST "FOR" EACH OF SUCH MATTERS. THE UNDERSIGNED'S VOTES WILL BE CAST IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to elect David Kassel, Andrew Franzone, Harry Goodman, Mitchell Solomon and Carl Seldin Koerner as Directors of the Company, each for a one year term to continue until the 2003 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

                  [  ] FOR ALL              [  ] WITHHELD FROM ALL

                  -----------------------------------------------

                  [  ] WITHHELD AS TO THE NOMINEE NOTED ABOVE

2. Proposal to approve the amendment to the Company's 1998 Stock Option and Grant Plan to increase the number of shares of Common Stock of the Company that may be issued thereunder from 800,000 to 1,000,000.


                  [   ] FOR                 [   ] AGAINST     [   ] ABSTAIN

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


     Dated: _________________      Signature: __________________________________

                                       Name:  __________________________________

                 Signature (if held jointly): __________________________________

                      Name (if held jointly): __________________________________

     NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title of such.